SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        BIO-REFERENCE LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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


                        BIO-REFERENCE LABORATORIES, INC.
                            481 EDWARD H. ROSS DRIVE
                         ELMWOOD PARK, NEW JERSEY 07407
                                  201-791-2600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                -----------------

                                  JULY 22, 2010

                                -----------------

      The annual meeting of the stockholders of Bio-Reference Laboratories, Inc. (the "Company") will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Route 17 North, Mahwah, New Jersey 07495-0001, on Thursday, July 22, 2010 at 9:00 A.M. local time, for the purpose of considering and acting on the following matters:

      1. Election of two directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified (Proposal One).

      2. Such other business as may properly be brought before the meeting or any adjournment thereof.

      Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on Monday, June 7, 2010 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

      Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.

                                       By Order of the Board of Directors

                                             Marc D. Grodman
                                                President

Dated: June 9, 2010

      PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                        BIO-REFERENCE LABORATORIES, INC.
                            481 EDWARD H. ROSS DRIVE
                         ELMWOOD PARK, NEW JERSEY 07407
                                  201-791-2600

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 22, 2010

                                -----------------

      This Proxy Statement of Bio-Reference Laboratories, Inc., a New Jersey corporation (the "Company") is first being mailed to Stockholders on or about June 17, 2010 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 22, 2010 at 9:00 A.M. (local time) at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001. Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for the meeting and a copy of the Company's 2009 Annual Report containing financial statements and related data.

      All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by (a) written notice addressed to the Company's Chief Information Officer and delivered to the Company's principal offices prior to the commencement of the Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposal One. The Board has fixed the close of business on Monday, June 7, 2010, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

      The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefore) to solicit proxies personally, and by telephone. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $10,000.

      On April 7, 2010, the Company announced a two-for-one split of its Common Stock, .01 par value (the "Common Stock") payable to stockholders of record at the close of business on April 19, 2010. Throughout this Proxy Statement, the number of shares of Common Stock reflects post-split shares. At the record date, the Company had 27,797,772 shares of its Common

Stock, issued and outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. Broker nonvotes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the broker or nominee does not have discretionary authority) will be counted for purposes of determining a quorum for the transaction of business at the Annual Meeting but will not be considered as votes for purposes of determining the outcome of a vote. Election of directors (Proposal One) requires the affirmative vote of a plurality of the votes cast on the Proposal by the holders of Common Stock present in person or by proxy at the meeting.

      The following table sets forth information as of June 7, 2010 with respect to the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group.

      Name and Address of         Shares of Common Stock    Percentage
      Beneficial Owner            Beneficially Owned(1)     Ownership
      ------------------------    ----------------------    ----------
      DIRECTORS AND
      EXECUTIVE OFFICERS*

      Marc D. Grodman(2)                2,777,200               10%
      Howard Dubinett                     430,138                2%
      Sam Singer(3)                        87,232                -
      Joseph Benincasa                        -0-                -
      Harry Elias                             -0-                -
      Gary Lederman                        30,400                -
      John Roglieri                        10,000                -

      Executive Officers                3,334,970               12%
      and Directors as a group
      (seven persons)(2)(3)

      OTHER GREATER THAN 5%
      BENEFICIAL OWNER
      Black Rock, Inc.(4)               1,877,438                7%
      40 East 52nd Street
      New York, NY 10022

----------
* The address of all of the Company's directors and executive officers is c/o the Company, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

(1) Except as otherwise noted, each holder named in the table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

(2) Includes 2,323,666 shares owned directly. Also includes 347,134 shares owned by Dr. Grodman's wife, Pam Grodman, and 106,400 shares owned by their children. Dr. Grodman disclaims beneficial ownership of these 453,534 shares.

(3) Includes 68,032 shares owned directly, and 19,200 shares owned by children who share Mr. Singer's household. Mr. Singer disclaims beneficial ownership of these 19,200 shares.

(4) According to a Schedule 13G dated January 20, 2010 filed with the Securities and Exchange Commission, Black Rock, Inc. through its acquisition of Barclays Global Investors from Barclays Bank PLC, is deemed the beneficial owner of these 1,877,438 shares which were acquired and are held in the ordinary course of business; were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company; and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

      The Company's executive officers and directors and members of their immediate families owning and having the right to vote an aggregate 3,334,970 shares (12%) of the Company's outstanding Common Stock have stated their intention to vote their shares FOR the nominees proposed for election as directors (Proposal One).

                        ACTION TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

      The number of directors on the Company's Board of Directors is currently fixed at seven. The Company's Certificate of Incorporation divides the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. The Board is comprised of two Class I directors (Dr. Grodman and Mr. Dubinett), two Class II directors (Mr. Singer and Mr. Elias) and three Class III directors (Mr. Benincasa, Mr. Lederman and Dr. Roglieri), whose terms expire upon the election and qualification of their successors at successive Annual Meetings to be held in 2010 (the Class I directors), in 2011 (the Class II directors) and in 2012 (the Class III directors). At each Annual Meeting of Stockholders, the directors comprising one of the classes are elected for a full term of three years.

      Dr. Grodman, and Mr. Dubinett (current Class I directors) are being proposed for reelection at this Annual Meeting of Stockholders, each to serve for a three-year term and until his successor is elected and qualifies. The shares represented by proxies will be voted in favor of the election as directors of Dr. Grodman and Mr. Dubinett who are the nominees of the Board of Directors for election. Management has no reason to believe that any of such nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board of Directors may recommend.

      The following table sets forth certain information as of the record date with respect to each of the directors and executive officers of the Company.

Name                             Age   Position
-----------------------------    ---   -----------------------------------------
Marc D. Grodman, M.D.            58    Chairman of the Board, President, Chief
                                       Executive Officer and Director

Howard Dubinett                  58    Executive Vice President, Chief Operating
                                       Officer and Director

Sam Singer                       66    Senior Vice President, Chief Financial
                                       Officer, Chief Accounting Officer and
                                       Director

Joseph Benincasa(a)(c)(e)        60    Director

Harry Elias(a)(c)(e)             80    Director

Gary Lederman, Esq. (b)(c)(e)    76    Director

John Roglieri, M.D. (a)(d)(e)    70    Director

----------------------------------------------------------
(a)   Member of the Audit Committee

(b)   Chairman of the Audit Committee

(c)   Member of the Compensation Committee

(d)   Chairman of the Compensation Committee

(e)   Member of the Nominating Committee

BACKGROUND

      The following is a brief account of the business experience of each director including each nominee for director of the Company.

      Marc D. Grodman, M.D. founded the Company in December 1981 and has been its Chairman of the Board, President, Chief Executive Officer and a Director since its formation. Dr. Grodman is an Assistant Professor of Clinical Medicine at Columbia University's College of Physicians and Surgeons and Assistant Attending Physician at New York Presbyterian Hospital, New York City. From 1980 to 1983, Dr. Grodman attended the Kennedy School of Government at Harvard University and was a Primary Care Clinical Fellow at Massachusetts General Hospital. From 1982 to 1984, he was a medical consultant to the Metal Trades Department of the AFL-CIO. Dr. Grodman received a B.A. degree from the University of Pennsylvania in 1973 and an M.D. degree from Columbia University College of Physicians and Surgeons in 1977. Except for his part time duties as Assistant Professor of Clinical Medicine and Assistant Attending Physician at Columbia University and New York Presbyterian Hospital, Dr. Grodman devotes all of his working time to the business of the Company. Since January 2005, Dr. Grodman has been a member of the Board of Directors of the American Clinical Laboratory Association (the "ACLA"). He served as chairman of the ACLA commencing in April 2008 and since April 2010, has been its vice chairman.

      Howard Dubinett has been the Executive Vice-President and Chief Operating Officer of the Company since its formation in 1981. He became a Director of the Company in April 1986.

Mr. Dubinett attended Rutgers University. Mr. Dubinett devotes all of his working time to the business of the Company.

      Sam Singer has been the Company's Vice President and Chief Financial Officer since October 1987 and a Director since November 1989. He is responsible for all of the Company's financial activities. Mr. Singer was the Controller for Sycomm Systems Corporation, a data processing and management consulting company, from 1981 to 1987, prior to joining the Company. He received a B.A. degree from Strayer University and an M.B.A. from Rutgers University. Mr. Singer devotes all of his working time to the business of the Company.

      Joseph Benincasa became a Director of the Company in June 2005. Mr. Benincasa currently serves as the Executive Director of The Actors' Fund of America, a position he has held since 1989. The Actors' Fund is the leading national, non-profit human services organization providing comprehensive social and health care services, employment, training and housing support to the entertainment profession. It is headquartered in New York City with regional offices in Chicago and Los Angeles. He is also a director of St. Peter's University Medical Center and also sits on the boards of directors of Broadway Cares/Equity Fights AIDS; the National Theatre Workshop of the Handicapped; Career Transition for Dancers; the Times Square Alliance; the New York Society of Association Executives; the YMCA of New York City and the Somerset Patriots, a minor league baseball team. Mr. Benincasa holds a B.A. from St. Joseph's University and an M. Ed. from Rutgers University. He also attended the Fordham University Graduate School of Business.

      Harry Elias became a Director of the Company in March 2004. Mr. Elias commenced his employment in sales and marketing with JVC Company of America ("JVC") in 1967, subsequently being appointed as JVC's Senior Vice President of Sales and Marketing in 1983 and as Executive Vice President of Sales and Marketing in 1990. In 1995, Mr. Elias was named as JVC's Chief Operating Officer, a position he occupied until April 2003 when he resigned his positions upon his appointment as JVC's "Honorable Chairman." JVC, a distributor of audio and video products headquartered in Wayne, New Jersey is the wholly owned United States subsidiary of Victor Company of Japan, a manufacturer of audio and video products headquartered in Japan. In January 2005, after retiring from JVC, Mr. Elias was appointed Chairman of the Board of and commenced to serve as a consultant to AKAI USA, the sole distributor in the United States of electronic products produced by AKAI, a Chinese manufacturer. Mr. Elias retired from AKAI in 2007 and currently is self-employed as a Business Consultant.

      Gary Lederman, Esq. became a Director of the Company in May 1997. He received his B.A. degree from Brooklyn College in 1954 and his J.D. degree from NYU Law School in 1957. He was manager of Locals 370, 491 and 662 of the U.F.C.W. International Union from 1961 to 1985. He is retired from the unions and has been a lecturer at Queensboro Community College in the field of insurance. He served on an institutional review board for RTL, a pharmaceutical drug testing laboratory until his retirement in February 2007.

      John Roglieri, M.D. became a Director of the Company in September 1995. He is an Assistant Professor of Clinical Medicine at Columbia University's College of Physicians and

Surgeons and an Assistant Attending Physician at New York Presbyterian Hospital, New York City. Dr. Roglieri received a B.S. degree in Chemical Engineering and a B.A. degree in Applied Sciences from Lehigh University in 1960, an M.D. degree from Harvard Medical School in 1966, and a Master's degree from the Columbia University School of Business in 1978. From 1969 until 1971, he was a Senior Assistant Surgeon in the U.S. Public Health Service in Washington D.C. From 1971 until 1973, he was a Clinical and Research Fellow at Massachusetts General Hospital. From 1973 until 1975, he was Director of the Robert Wood Johnson Clinical Scholars program at Columbia University. In 1975 he was appointed Vice-President, Ambulatory Services at New York Presbyterian Hospital, a position which he held until 1980. Since 1980, he has maintained a private practice of internal medicine at Columbia-Presbyterian Medical Center. From 1988 until 1992, he was also Director of the Employee Health Service at New York Presbyterian Hospital. From 1992 through 1999, Dr. Roglieri was the Corporate Medical Director of NYLCare, a managed care subsidiary of New York Life Insurance Company ("New York Life"). Dr. Roglieri was chief medical officer of Physician WebLink, a national physician practice management company, from 1999 to 2000. Since 2001, he has been a Medical Director for New York Life. He is a member of advisory boards to several pharmaceutical companies, a member of the Editorial Advisory Board of the journals Managed Care and Seminars in Medical Practice, and is a subject of biographical record in Who's Who in America.

      There are no family relationships between or among any directors or executive officers of Bio-Reference Laboratories. The Company's Certificate of Incorporation provides for a staggered Board of Directors pursuant to which the Board is divided into three classes of directors and the members of only one class are elected each year to serve a three-year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO CLASS I DIRECTOR NOMINEES NAMED ABOVE.

KEY PERSONNEL AND CONSULTANTS

      The following key personnel and consultants make significant contributions to the Company's operations.

      James Weisberger, M.D. (Age 54) joined the Company in September 2003 as Vice President, Assistant Chief Medical Officer and Director of Hematopathology. He is currently employed as a Senior Vice President and as the Company's Chief Medical Officer. Prior to joining the Company, he was Director of Hematopathology at IMPATH, Inc. (1999-2003). He is board certified in internal medicine, anatomic and clinical pathology, and hematopathology. He has a New York State Department of Health Certificate of Qualification as a Laboratory Director. He is a Clinical Assistant Professor of Pathology at New York Medical College, Valhalla, New York. Prior to joining IMPATH, he was an Assistant Professor of Medicine and Pathology at New York Medical College (1995-1999). He holds a B.S. degree from Stanford University (1977); an M.S. degree from Stanford University (1978); and an M.D. degree from the University of Pennsylvania (1983).

      Charles T. Todd, Jr. (Age 59) is a Senior Vice President engaged in Sales. Mr. Todd was the founder and CEO of GenCare Biomedical Research Corporation ("GenCare"), a specialty oncology laboratory that was purchased by the Company in 1995. He attended Seton Hall University where he received a B.S. degree in Finance in 1974.

      Richard Faherty (Age 63) serves as the Company's Chief Information Officer as well as the chief executive officer of its two informatics operations. Mr. Faherty provided custom programming and system analysis services to Gencare from 1987 until its acquisition by the Company in 1995. He became a consultant to the Company in 1995 in the information technology area and an employee in 1999. Mr. Faherty is a graduate of the University of Notre Dame (1968) and the Fordham Law School (1975).

      John Bennett, M.D., Scientific Advisory Board Chairman, is Professor Emeritus at the University of Rochester Medical Center, Rochester, New York. Dr. Bennett has long been recognized as an intellectual force in the treatment and understanding of leukemias, lymphomas and other cancer-related diseases. He established the French-American-British (FAB) Leukemia Working Group and is one of the world's leading authorities on Myelodysplasia. He is founder and Chairman of the MDS Foundation, as well as Editor of the Journal of Leukemia Research. Dr. Bennett is currently Professor Emeritus and former Head of the Medical Oncology Unit at the University of Rochester Medical Center and formerly was a Professor of Oncology in Medicine, Pathology and Laboratory Medicine at the University of Rochester Medical School. For nearly four decades, Dr. Bennett has been honored by the medical community as an expert in the field of oncology as evidenced by the numerous chairs he has held in prestigious societies and committees and his authorship of more than 400 publications in peer review journals, the majority of which are in the area of hematologic malignancies. Dr. Bennett earned his B.A. from Harvard University and his M.D. from Boston University. He served his residency in medicine at Beth-Israel Hospital, Boston, Massachusetts and completed a fellowship in hematology at Boston City Hospital. He headed the Morphology and Cytochemistry Section of the Clinical Center at the National Institutes of Health ("NIH") before joining the faculty at the University of Rochester. Dr. Bennett serves the Company in an advisory capacity as chairman of its Scientific Advisory Board.

      Sherri Bale, Ph.D., FACMG joined the Company in September 2006, when BioReference Laboratories acquired the operating assets of GeneDx. She received her M.S. and Ph.D. degrees from the University of Pittsburgh, and her post-doctoral training in medical genetics at the National Institute of Health ("NIH"). She is an American Board of Medical Genetics-Certified Ph.D. - Medical Geneticist and Founding Member of the American College of Medical Genetics. She founded GeneDx with Dr. John Compton, also a long-time NIH scientist, after 16 years at the NIH. For the past six years, she has served as President and Clinical Director of GeneDx, which specializes in developing and providing molecular diagnostics tests for rare hereditary disorders. She has authored more than 125 peer-reviewed papers, book chapters, and books in the field. She serves on numerous Boards of patient advocacy and non-profit organizations, and is a member of the Faculty of the Metropolitan Medical Genetics Training Program of the National Human Genome Research Institute, NIH, in Bethesda, MD. She holds a second degree black belt in judo.

      John Compton, Ph.D., (Age 61) serves as Scientific Director and Co-President of GeneDx Inc., the operating assets of which were acquired by BioReference Laboratories in September 2006. He has 25 years experience in the development and application of molecular biological techniques to answer questions about genetics and epidermal differentiation, and has authored more than 60 publications in the field. He holds B.S. degrees in Physics and Biology from MIT, received his Ph.D. from the University of California, Berkeley in Biophysics, and did his post-doctoral training in protein-DNA interactions at the Baylor College of Medicine. Following six years as an independent investigator at the Jackson Laboratory, he joined the Laboratory of Skin Biology in the National Institute of Arthritis, Musculoskeletal and Skin Diseases at the NIH in 1991 where he was Staff Scientist in the Genetic Studies Section until 2000, when he and NIH colleague Sherri Bale formed GeneDx to develop and provide molecular genetic testing in rare hereditary disorders. In 2003 they were jointly awarded the Entrepreneur of the Year award by the Technology Council of Maryland.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, the Company believes that with respect to fiscal 2009, its officers, directors and beneficial owners of more than 10% of its equity timely complied with all applicable Section 16(a) filing requirements.

THE BOARD AND ITS COMMITTEES

BOARD MEETINGS

      The Board of Directors held four meetings during fiscal 2009. All of the Company's current Directors attended all of the fiscal 2009 meetings of the Board of Directors and of the committee meetings which they were eligible to attend. The Board of Directors has determined that the four non-employee Directors each meet the definition of "independent" as required by the applicable listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq Stock Market").

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE

      The Audit Committee is comprised of the four non-employee members of the Board of Directors, Gary Lederman (Chairman), Joseph Benincasa, Harry Elias and John Roglieri. The Board of Directors deems each such individual as "independent" as defined by the rules of the Nasdaq Stock Market. The Audit Committee met five times during fiscal year 2009. The Audit Committee confers with the Company's auditors and reviews, evaluates and advises the Board of Directors concerning the adequacy of the Company's accounting systems, its financial reporting practices, the maintenance of its books and records and its internal controls. In addition, the Audit Committee reviews the scope of the audit of the Company's financial statements and the results thereof. The Board of Directors has determined that Gary Lederman is qualified to serve as the Company's "audit committee financial expert" as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. A copy of the Audit Committee Charter may be found on the Company's website: WWW.BIOREFERENCE.COM.

COMPENSATION COMMITTEE

      The Compensation Committee is comprised of the four non-employee members of the Board of Directors, John Roglieri (Chairman), Joseph Benincasa, Harry Elias and Gary Lederman. The Compensation Committee met once during fiscal year 2009.

      The Compensation Committee has the primary responsibility of setting the compensation of the executive officers of the Company as well as adopting the terms of any Senior Management Incentive Bonus Plan. A copy of the Compensation Committee's Charter may be found on the Company's website: WWW.BIOREFERENCE.COM.

NOMINATING COMMITTEE

      The Nominating Committee is comprised of the four non-employee members of the Board of Directors, Harry Elias, Joseph Benincasa, Gary Lederman and John Roglieri. Pursuant to its charter, a copy of which may be found on the Company's website: WWW.BIOREFERENCE.COM, the Nominating Committee's role is to establish criteria for the selection of directors; to identify individuals qualified to be directors; to evaluate director candidates proposed by stockholders; to recommend individuals to fill vacancies on the Board and to recommend nominees for director at each annual stockholder meeting. The Nominating Committee may consider nominees for director of the Company submitted in writing c/o the Committee at the Company's executive offices, whether by executive officers of the Company; current directors of the Company, search firms (if any) engaged by the Committee, and, in the circumstances provided below, shall consider nominees for director proposed by a stockholder. Information with respect to the proposed nominee must be provided in writing by the stockholder addressed to the Committee at the Company's executive offices, and received not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting, provided that if the current year's annual meeting is not scheduled to be held within 30 days of the anniversary date of the prior year's annual meeting, notice from a stockholder shall be considered timely if it is received not later than the tenth day following the date on which the notice of the annual meeting was mailed or the date on which public disclosure of the date of the annual meeting was made, whichever occurs first. The information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company's Proxy Statement if the proposed nominee were to be included therein. In addition, the stockholder's notice shall also include the class and number of shares the stockholder owns, a description of all arrangements and understandings between the stockholder and the proposed nominee, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and a representation as to whether the stockholder intends to deliver a proxy statement to or solicit proxies from shareholders of the Company.

      The Nominating Committee generally identifies potential candidates for director by seeking referrals from the Company's management, members of the Board of Directors and their various business contacts. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

      The Company does not have an Executive Committee. Officers are elected by and hold office at the discretion of the Board of Directors.

      The Company does not have a policy with regard to attendance by directors at annual meetings of stockholders. The Company's three executive officers as well as Messrs. Elias and Lederman were the directors who attended the Company's last annual meeting of stockholders on July 30, 2009.

      Pursuant to the Company's charter and bylaws, the Company has agreed to indemnify its directors and executive officers to the fullest extent permitted by law.

CODE OF ETHICS

      The Company has adopted a Code of Ethics that applies to its executive officers and to key financial and accounting personnel. The Company will, upon a stockholder's written request to Investor Relations, c/o the Company, furnish a paper copy of the Code of Ethics.

                             EXECUTIVE COMPENSATION

      The table below summarizes the total compensation paid or accrued by the Company with respect to the years ended October 31, 2007, 2008 and 2009 to its three executive officers and to its two other most highly compensated senior management employees during the period. All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, as well as the Company's 401(k) plan, do not discriminate in scope, terms or operation, in favor of any of its officers, senior management members or directors, and are generally available to all salaried employees.

                           SUMMARY COMPENSATION TABLE

                                                                                             Change in
                                                                                           Pension Value
                                                                            Non-Equity    and Nonqualified      All
                                                  Bonus    Stock  Option  Incentive Plan      Deferred         Other
       Name and               Fiscal     Salary   ($)(d)  Awards  Awards   Compensation     Compensation    Compensation     Total
  Principal Position         Year (b)    ($)(c)    (1)    ($)(e)  ($)(f)     ($)(g)(2)    Earnings ($)(h)    ($)(i)(3)      ($)(j)
------------------------------------------------------------------------------------------------------------------------------------
Marc D.                          2007  $ 852,000     -0-     -0-     -0-  $       85,200               -0-  $     96,230  $1,033,430
Grodman M.D.                     2008    910,877     -0-     -0-     -0-             -0-               -0-       101,424   1,012,301
President and                    2009    965,180     -0-     -0-     -0-          96,518               -0-       111,090   1,172,788
Chief Executive Officer
------------------------------------------------------------------------------------------------------------------------------------
Howard                           2007  $ 323,350     -0-     -0-     -0-  $       32,335               -0-  $     40,070  $  395,755
Dubinett                         2008    362,935     -0-     -0-     -0-             -0-               -0-        40,070     403,005
Executive Vice                   2009    381,425     -0-     -0-     -0-          38,143               -0-        40,070     459,638
President and
Chief Operating
Officer
------------------------------------------------------------------------------------------------------------------------------------
Sam Singer                       2007  $ 323,350     -0-     -0-     -0-  $       32,335               -0-  $     39,822  $  395,507
Senior Vice                      2008    362,935     -0-     -0-     -0-             -0-               -0-        39,739     402,674
President and                    2009    381,425     -0-     -0-     -0-          38,143               -0-        40,240     459,808
Chief Financial
Officer
------------------------------------------------------------------------------------------------------------------------------------
Richard Faherty                  2007  $ 438,750     -0-     -0-     -0-  $       43,875               -0-  $    167,187  $  649,812
Chief Information                2008    486,540     -0-     -0-     -0-             -0-               -0-       139,962     626,502
Officer                          2009    516,091     -0-     -0-     -0-          51,609               -0-       118,120     685,820
------------------------------------------------------------------------------------------------------------------------------------
Charles T. Todd, Jr.             2007  $ 385,500     -0-     -0-     -0-  $       38,550               -0-  $     10,184  $  434,234
Senior Vice                      2008    505,237     -0-     -0-     -0-             -0-               -0-        13,116     518,353
President - Sales                2009    540,000     -0-     -0-     -0-          54,000               -0-         9,247     603,247
------------------------------------------------------------------------------------------------------------------------------------

(1) Under SEC disclosure rules, the term "bonus" does not include awards that are performance based. As a result of this definition, payments under the Company's Incentive Bonus Plan for Senior Management are not considered "bonuses" and are reported under the column captioned "Non-Equity Incentive Plan Compensation".

(2) The Senior Management Incentive Bonus Plan adopted by the Compensation Committee provided for bonuses as a percentage of salary to be paid to designated members of Senior Management (twelve in total) to the extent the Company's Total Operating Income equaled certain designated percentages of Total Net Revenues. The amounts in column (g) reflect the cash awards to the named officers under the Senior Management Incentive Bonus Plan. No bonuses were earned under the Plan with respect to fiscal 2008.

(3) The amounts in column (i) All Other Compensation are detailed below.

                           Personal Use of Company   Personal Use of    Life Insurance
          Name                Leased Automobile      Company Airplane     Premium (a)      Other       Total
--------------------------------------------------------------------------------------------------------------
   Fiscal Year 2007
------------------------
Marc D. Grodman            $                20,900   $          5,330   $       70,000   $    -0-    $  96,230
Howard Dubinett                             15,070                -0-           25,000        -0-       40,070
Sam Singer                                  14,822                -0-           25,000        -0-       39,822
Richard Faherty                             28,109              1,673              -0-    137,408(b)   167,190
Charles Todd Jr.                             9,385                799              -0-        -0-       10,184

                           Personal Use of Company   Personal Use of    Life Insurance
          Name                Leased Automobile      Company Airplane     Premium (a)      Other       Total
-------------------------------------------------------------------------------------------------------------
   Fiscal Year 2008
------------------------
Marc D. Grodman            $                23,020   $          8,404   $       70,000   $    -0-    $ 101,424
Howard Dubinett                             15,070                -0-           25,000        -0-       40,070
Sam Singer                                  14,739                -0-           25,000        -0-       39,739
Richard Faherty                             28,021                -0-              -0-    111,941(b)   139,962
Charles Todd Jr.                             9,937              3,179              -0-        -0-       13,116

                           Personal Use of Company   Personal Use of    Life Insurance
          Name                Leased Automobile      Company Airplane     Premium (a)     Other       Total
-------------------------------------------------------------------------------------------------------------
   Fiscal Year 2009
------------------------
Marc D. Grodman            $                23,783   $         17,307   $       70,000   $    -0-    $ 111,090
Howard Dubinett                             15,070                -0-           25,000        -0-       40,070
Sam Singer                                  15,240                -0-           25,000        -0-       40,240
Richard Faherty                             22,570                -0-              -0-     95,550(b)   118,120
Charles Todd Jr.                             9,247                -0-              -0-        -0-        9,247

----------
(a) See "Split Dollar Life Insurance" herein

(b) Mr. Faherty rents an airplane to the Company (when the Company's airplane is unavailable) for corporate flights. Such rentals totaled $95,550 in fiscal 2009, $71,108 in fiscal 2008 and $55,965 in fiscal 2007. In addition, a separate corporation of which Mr. Faherty is the majority shareholder provided networking, data reporting and programming services to the Company in fiscal 2008 and fiscal 2007 for which it received $40,833 and $81,713 in compensation respectively.

EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

      Dr. Grodman serves as President and Chief Executive Officer pursuant to a seven-year employment agreement which expires on October 31, 2011. Dr. Grodman has the right to elect to cancel the employment agreement effective at the end of any calendar month commencing October 31, 2008 on not less than 90 days prior written notice, subject to a six month non-competition restriction. The employment agreement is automatically renewable for additional two year periods subject to the right of either party to elect not to renew at least six months prior thereto. The employment agreement provides Dr. Grodman with minimum annual base compensation of $750,000 subject to annual percentage increases to the extent of annual percentage increases in the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. Dr. Grodman's minimum annual base compensation for fiscal 2010 as determined by the Compensation Committee is $1,013,439. The Compensation Committee can but is not required to increase Dr. Grodman's compensation at the end of any fiscal year based upon his and the Company's performance. The employment agreement also provides Dr. Grodman with business use of an automobile leased by the Company and participation in any fringe benefit and bonus plans available to the Company's employees to the extent determined by the Compensation Committee. The employment agreement contains provisions governing in the event of Dr. Grodman's partial or total disability and provides for termination for cause or in the event of Dr. Grodman's death. Dr. Grodman has the right to terminate the employment agreement in the event of a material change in his duties and responsibilities, the relocation of the Company's principal executive offices from Elmwood Park, New Jersey to a location more than fifty miles distant or a material breach of the employment agreement by the Company (including a reduction in Dr. Grodman's benefits under the agreement). In the event of a Change in Control of the Company, Dr. Grodman can elect to terminate the agreement. In that event, he will be entitled to be paid a lump sum Severance Payment equal to
2.99 times the average of his annual compensation paid by the Company for the five calendar years preceding the earlier of the calendar year in which the Change of Control occurred or the calendar year of the Date of Termination, subject to the provisions of Section 409-A of the Internal Revenue Code. See "Split-Dollar Life Insurance" herein as to the Endorsement Split-Dollar Life Insurance Agreement between the Company and Dr. Grodman.

      Mr. Dubinett serves as Executive Vice President and Chief Operating Officer pursuant to an employment agreement which has been extended through October 31, 2010. Mr. Dubinett's minimum annual compensation under the extended agreement is equal to his annual compensation in fiscal 2002 and is subject to increases based on increases in the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. Mr. Dubinett's minimum annual base compensation for fiscal 2010 as determined by the Compensation Committee is $400,496. The agreement provides for (i) the leasing of an automobile for his use; (ii) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (iii) disability benefits;
(iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Dubinett's average annual compensation during the preceding five years, subject to the provisions of Section 409-A of the Internal Revenue Code. See "Split Dollar Life Insurance" herein as to the Endorsement Split Dollar Life Insurance Agreement between the Company and Mr. Dubinett.

      Mr. Singer serves as Senior Vice President and Chief Financial Officer pursuant to an employment agreement which has been extended through March 15, 2011. Mr. Singer's minimum annual compensation under the extended agreement is equal to his annual compensation in fiscal 2002 and is subject to increases based on increases in the Consumer Price Index as well as to increases at the discretion of the Compensation Committee. Mr. Singer's minimum annual base compensation for fiscal 2010 as determined by the Compensation Committee is $400,496. The agreement provides for (i) the leasing of an automobile for his use; (ii) participation in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for the Company's employees; (iii) disability benefits;
(iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Singer's average annual compensation during the preceding five years, subject to the provisions of Section 409-A of the Internal Revenue Code. See "Split-Dollar Life Insurance" herein as to the Endorsement Split-Dollar Life Insurance Agreement between the Company and Mr. Singer.

      Mr. Faherty serves as Chief Information Officer and Director of Information Services pursuant to an employment agreement currently due to expire on October 31, 2012. Mr. Faherty's initial Base Compensation of $400,000 in fiscal 2005 is subject to increases based upon management's evaluation of his and the Company's performance and is also subject to increases based on increases in the Consumer Price Index. Mr. Faherty's minimum annual base compensation for fiscal 2010 is $541,010. The agreement provides for (i) the leasing of an automobile for Mr. Faherty's use; (ii) participation in fringe benefit and bonus plans available to the Company's employees; (iii) disability benefits; (iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Faherty's average annual compensation during the preceding five years, subject to the provisions of Section 409-A of the Internal Revenue Code.

      Mr. Todd serves as a Senior Vice President in Sales pursuant to an Employment Agreement currently due to expire on October 31, 2012. Mr. Todd's initial Base Compensation of $350,000 in fiscal 2005 is subject to increases based upon management's evaluation of his and the Company's performance and is also subject to increases based on increases in the Consumer Price Index. Mr. Todd's minimum annual base compensation for fiscal 2010 is $580,500. The agreement provides for (i) the leasing of an automobile for Mr. Todd's use; (ii) participation in fringe benefits and bonus plans available to the Company's employees; (iii) disability benefits; (iv) certain termination benefits; and (v) in the event of termination due to a Change in Control of the Company, a Severance Payment equal to 2.99 times Mr. Todd's average annual compensation during the preceding five years, subject to the provisions of Section 409-A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF OCTOBER 31, 2009.

      The following table sets out the payments that could be paid to each of the Company's three executive officers and to its two other most highly compensated senior management employees upon termination of employment due to death, disability, for Good Reason or a Change in Control, in each case occurring as of October 31, 2009.

Fiscal Year 2009

Employee                 Disability (a) Good Reason (b)       Death (c)  Change in Control (d)
Marc D. Grodman M.D.     $1,447,800     $ 1,930,360      $7,836,374      $       2,376,150
Howard Dubinett             381,425         381,425        1,309550                997,457
Sam Singer                  381,425         524,460         743,295                994,495
Richard Faherty             516,091       1,548,273         258,046              1,297,482
Charles Todd, Jr.           540,000       1,620,000         270,000              1,185,273

----------
(a) Dr. Grodman's employment agreement entitles him to monthly compensation at his then current Base Compensation for 18 months in the event of his Total Disability. The employment agreement of each of the other employees listed in the table entitles the employee to monthly compensation at his then current Base Compensation for twelve months in the event of his Total Disability.

(b) "Good Reason" entitling the employee to voluntarily terminate his employment agreement includes assignment of duties inconsistent with his current duties, reduction of his Base Compensation, relocation of the Company's principal executive offices to a location more than 50 miles from the current location and other breaches by the Company of the employment agreement. In the event of his voluntary termination for "Good Reason", each of the employees listed in the table is entitled to be paid his monthly Base Compensation until completion of his current Employment Period which is as follows: Dr. Grodman - until October 31, 2011; Mr. Dubinett - until October 31, 2010; Mr. Singer - until March 15, 2011; and Messrs. Faherty and Todd - until October 31, 2012.

(c) Under Dr. Grodman's employment agreement, his employment terminates in the event of his death and his beneficiaries would be entitled to the death proceeds of the insurance policy owned by the Company on his life after deducting the Company's "Interest in the Policy". In the event of Mr.

Dubinett's death or Mr. Singer's death while employed by the Company, the decedent's beneficiaries would be entitled to the death proceeds of the insurance policy owned by the Company on his life after deducting the Company's "Interest in the Policy" plus additional payments equal to six months of his Base Compensation in effect at the time of his death. See "Split-Dollar Life Insurance" herein. In the event of Mr. Faherty's death or Mr. Todd's death while employed by the Company, the decedent's beneficiaries would be entitled to additional payments equal to six months of his Base Compensation at the time of his death.

(d) In the event of a termination of employment after a "Change in Control" of the Company, the employee is entitled to receive a lump sum Severance Payment equal to 2.99 times the average of his annual compensation paid or payable by the Company in connection with his employment and included in his gross income as compensation income for the five calendar years preceding the calendar year in which the Change in Control occurred, subject to the provisions of Section 409-A of the Internal Revenue Code.

SPLIT-DOLLAR LIFE INSURANCE

      Pursuant to the terms of their 1997 employment agreements, the Company had established split-dollar life insurance programs for each of its three Executive Officers. As a result of the passage of the Sarbanes Oxley Act of 2002 (signed into law on July 30, 2002), these three programs were modified. Pursuant to the modification, each of the three Executive Officers assigned ownership of his policies to the Company and new policies were issued to replace the prior policies with annual premiums under the new policies ($70,000 under Dr. Grodman's policy and $25,000 each under Messrs. Dubinett's and Singer's policies) being equal to the premiums paid under the replaced policies. The Company has now executed new "Endorsement Split-Dollar Life Insurance Agreements" with each of its three Executive Officers. Pursuant to the new agreements, the Company has agreed to continue to pay the annual premium on the policy on each officer's life during the period of his full-time employment by the Company. The Company is the sole owner of the policy and of its net cash surrender value, and in the event of the officer's death while serving as a full-time employee of the Company, the Company will be entitled to receive that amount of the death proceeds equal to its interest in the policy (the aggregate amount of premiums paid by the Company with respect to the policy less the amount of any loans, if any, from the Insurer to the Company against the cash value or policy proceeds, and less the aggregate amount of any premiums paid by the officer to the Company in reimbursement of premiums paid by the Company) and the balance of the death proceeds will be paid to the officer's designated beneficiaries. The premiums paid by the Company on the current policies and the prior policies aggregated approximately $1,662,000 and $1,542,000 at October 31, 2009 and October 31, 2008, respectively. At those dates, the net cash surrender value of the three current policies aggregated approximately $1,373,000 and $1,225,000, respectively and is recorded on the books of the Company at these values.

STOCK OPTIONS

      The following table sets forth as of October 31, 2009, information about shares of the Company's Common Stock available for issuance under the Company's 2000 and 2003 Employee Incentive Stock Option Plans.

                                                                        Number of shares remaining
               Number of shares         Weighted average per share      available for future issuance
               issuable upon exercise   exercise price of outstanding   under each Plan (excluding
               of outstanding options   options                         shares reflected in column (a))
               ----------------------   -----------------------------   -------------------------------
                          (a)                        (b)                               (c)
2000 Plan
                      158,400                      $4.64                           134,436

2003 Plan
                      406,500                      $9.52                           748,084
                      -------                      -----                           -------

TOTAL                 564,900                      $8.15                           882,520

      The number of shares issuable as of October 31, 2009 ((a) and (c)) and the weighted average per share exercise price of outstanding options (b) have been adjusted to reflect the Company's two-for-one split of its Common Stock, announced on April 7, 2010 and payable to stockholders of record at the close of business on April 19, 2010.

      See Note 11 of Notes to the Consolidated Financial Statements contained in the accompanying 2009 Annual Report for further information on the Company's stock option plans.

OPTION GRANTS TO THE THREE NAMED EXECUTIVE OFFICERS (AND THE TWO OTHER NAMED MOST HIGHLY COMPENSATED SENIOR MANAGEMENT EMPLOYEES) IN LAST FISCAL YEAR

      No options to purchase shares of Common Stock were granted to any of the Company's three Named Executive Officers or the two other named most highly compensated senior management employees in fiscal 2009.

OPTION EXERCISES AND STOCK VESTED

      At October 31, 2008 and at October 31, 2009, there were no outstanding options held by the Company's three executive officers, the two other named most highly compensated senior management employees or any of the Company's directors.

      During Fiscal 2009 no options were exercised by any member of the Board of Directors.

                              DIRECTOR COMPENSATION

      During fiscal 2009, each director who was not a Company employee was compensated for his services as a director with a quarterly fee of $13,750. In addition, Gary Lederman as chairman of the Audit Committee and John Roglieri M.D. as chairman of the Compensation Committee was each compensated for serving as a Committee Chairman with an additional quarterly fee of $2,750. No director's fees were paid to the Company's employee directors.

      The following table sets forth the compensation paid to the Company's directors in fiscal 2009.

Fiscal Year 2009
Director Name:             Fees   Chairman Fees         Other        Total
---------------------------------------------------------------------------
Joseph Benincasa        $55,000               -             -      $55,000
Harry Elias             $55,000               -      $    625 (a)  $55,625
Gary Lederman (b)       $55,000   $      11,000 (b)         -      $66,000
John Roglieri M.D (c)   $55,000   $      11,000 (c)         -      $66,000

------------------------------------------

(a) For personal use of Company airplane
(b) Chairman of the Audit Committee
(c) Chairman of the Compensation Committee

                      COMPENSATION DISCUSSION AND ANALYSIS

BACKGROUND

      Through fiscal 2001, the Board of Directors, including the Company's three executive officers, were responsible for reviewing the compensation paid to the Company's executive officers, provided that none of the Company's executive officers could vote with respect to his own compensation package. In fiscal 2002, the Company established a Compensation Committee consisting of three non-employee directors, Morton L. Topfer (Chairman), Gary Lederman and John Roglieri. Mr. Topfer resigned as a director and as a member of the Compensation Committee in February 2004. In March 2004, Dr. Roglieri became the Chairman of the Compensation Committee and Mr. Elias was elected as a member of the Committee. Mr. Benincasa was elected as a member of the Committee in June 2005.

      In May 1997, the Company executed an employment agreement with Dr. Grodman which expired on October 31, 2004. Effective November 1, 2004, the Company executed a new seven year employment agreement with Dr. Grodman, the terms of which are described above. See "Employment Agreements with Named Officers."

      In May 1997, the Company also executed employment agreements with Messrs. Dubinett and Singer (each expiring on October 31, 2002). During fiscal 2002, the Compensation Committee authorized extensions of both Messrs. Dubinett and Singer's contracts for two additional years, with the Company having the option to extend each agreement for two consecutive one-year periods in addition. In consideration for Messrs. Dubinett and Singer executing the extension agreements, the Company agreed that the base compensation during each extension year would not be less than the total cash compensation paid to such individual in fiscal 2002. The Company's option to extend Mr. Dubinett and Mr. Singer's employment agreements was further extended through fiscal 2010. In October 2009, Mr. Singer's employment agreement was extended through March 15, 2011.

EXECUTIVE COMPENSATION PHILOSOPHY

      In view of the fact that the Company's three named executive officers own substantial equity interests in the Company, the Company's compensation program for them focuses primarily on base salary, subject to annual increase based upon a review of the executive's and the Company's performance. In addition, to further incentivize the executive officers as well as certain other members of senior management, in 2005, the Compensation Committee established a Senior Management Incentive Bonus Plan designed to assist in the Company's profitability. Bonuses under the Plan are earned and paid only to the extent the Company's Total Operating Income equaled certain designated percentages of Total Net Revenues. Plan criteria were met with respect to fiscal 2007 and 2009 so that bonuses were earned and paid, but no bonuses were earned or paid under the Plan with respect to fiscal 2008 as the Plan's targeted performances were not achieved.

RATIONALE FOR CURRENT EMPLOYMENT AGREEMENTS WITH THE THREE EXECUTIVE OFFICERS

      During the summer of calendar year 2004 with the knowledge that Dr. Grodman's seven year employment agreement was due to expire in October 2004, the Compensation Committee commenced negotiations with Dr. Grodman for the terms of a new employment agreement. In the course of its negotiations, the Committee took into account among other factors as a barometer of Dr. Grodman's performance as the Company's chief executive officer, the substantial increase since 1997 in the Company's net revenues, operating income and the market price of the Common Stock. Another factor taken into account by the Committee was the compensation being paid to the chief executive officers of a peer group of nine other publicly owned clinical testing laboratories including the two major companies in the industry, Quest Diagnostics, Inc. and Laboratory Corporation of America Holdings. The terms of Dr. Grodman's "split-dollar" insurance arrangement with the Company and the fact that the proposed new employment agreement did not provide Dr. Grodman with additional equity compensation was also taken into account. After discussion, each of the three members of the Compensation Committee at the time (Dr. Roglieri, Mr. Elias and Mr. Lederman) concluded that the terms of the proposed new employment agreement were fair to and in the best interests of the Company and its stockholders and that the proposed compensation thereunder was not excessive.

      The Compensation Committee has determined that the base salaries paid with respect to fiscal 2009, and the terms of the extension agreements with Messrs. Dubinett and Singer, were reasonable in relationship to the services performed, the responsibilities assumed and the results obtained, and were in the best interests of the Company. In connection with Dr. Grodman's compensation in fiscal 2009, the Compensation Committee considered the Company's increase in net revenues, patients serviced, working capital and shareholders' equity in fiscal 2009 compared with the corresponding period in fiscal 2008. Furthermore, the compensation paid to Messrs. Grodman, Dubinett and Singer for fiscal 2009 comports with the Compensation Committee's perception of base compensation levels of principal executives employed by other companies, both public and private.

BENEFITS AND PERQUISITES

      The Company's policy is to provide health benefits as well as access to its 401(k) Plan to which it contributes a maximum of $500 per employee each year, to all of its employees including its three executive officers.

      The Company leases automobiles for the use by its executive officers but amounts reflecting their personal use are reported as income to them subject to tax. Similarly, personal use of the Company airplane by any of the Company's executive officers is reported as income to them, subject to tax. See Footnote
(3) to the "Summary Compensation Table".

CHANGE IN CONTROL BENEFITS

      The Company's employment agreements with its three executive officers provide for substantial Severance Payments to them in the event of a change in control of the Company. This provision provides an additional level of financial security for the three executive officers. These executives could well be asked to evaluate a transaction purportedly expected to maximize shareholder value while resulting in the elimination of their jobs. The Severance Payment provision (2.99 times the annual average of the preceding five years of compensation) could help to minimize the distraction caused by concerns over personal financial security in the context of a proposed change in control.

STOCK OPTION GRANT PRACTICES

      The Company grants stock options at an exercise price at least equal to the fair market value on the date of the grant. Due to the substantial stock ownership position of the Company's three executive officers, no stock options have been granted to them (or restricted stock awarded to them) in the last three years.

POLICY REGARDING THE ONE MILLION DOLLAR DEDUCTION LIMITATION

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 paid for any fiscal year to a corporation's chief executive officer and to the four other most highly compensated executive officers in office as of the end of the fiscal year. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. However, shareholder interests may at times be best served by not restricting the Compensation Committee's discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 2009, the members of the Company's Compensation Committee were:

         John Roglieri M.D. - Chairman
         Joseph Benincasa
         Harry Elias
         Gary Lederman

      No member of the Compensation Committee was an officer or employee of the Company in fiscal 2009 or was formerly an officer of the Company.

COMPENSATION COMMITTEE REPORT

      The members of the Company's Compensation Committee hereby state;

      (A) We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended October 31, 2009 with the Company's Management, and

      (B) Based on such review and discussions, we recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2009 and in this Proxy Statement.

                                              COMPENSATION COMMITTEE

                                         By   John Roglieri M.D., Chairman
                                              Joseph Benincasa*
                                              Harry Elias
                                              Gary Lederman

*Mr. Benincasa first became a member of the Compensation Committee in June 2005 and was not a party to the 2004 negotiation of Dr. Grodman's employment agreement.

                             AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. It is the responsibility of the Company's independent auditors to perform an independent audit of and express an opinion on the Company's financial statements. The Audit Committee's responsibility is one of review and oversight. In fulfilling its oversight responsibilities:

      (1) The Audit Committee of the Board of Directors has reviewed and discussed with the Company's management the audited financial statements.

      (2) The Audit Committee has discussed with MSPC, Certified Public Accountants and Advisors, A Professional Corporation ("MSPC"), the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards, AU Section 380," as modified or supplemented.

      (3) The Audit Committee has also received the written disclosures and the letter from MSPC required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with MSPC. the independence of that firm as the Company's auditors.

      (4) Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2009, for filing with the Securities and Exchange Commission.

      Each of the Audit Committee members is independent, as defined in the Rules of the Nasdaq Stock Market, Inc.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting, auditing, or auditor independence. However, the Board of Directors has determined that Gary Lederman is qualified to serve as the "audit committee financial expert" of the Company as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

                                             AUDIT COMMITTEE

                                             Gary Lederman, Chairman
                                             Joseph Benincasa, Member
                                             Harry Elias, Member
                                             John Roglieri, Member

                            STOCK PRICE PERFORMANCE

      Set forth below is a line graph comparing the yearly cumulative total return on the Company's Common Stock for the five fiscal years ended October 31, 2009 based on the market price of the Common Stock as compared with the cumulative total return of companies in the S&P 500 Composite and with a peer group of nine publicly owned medical laboratories.

                      COMPARISON OF FIVE YEAR TOTAL RETURN
                     FOR BIO-REFERENCE LABORATORIES, INC.,
                             S&P 500 COMPOSITE AND
                          MEDICAL LABORATORY PEER GROUP

                                  [LINE GRAPH]

                                                ANNUAL RETURN PERCENTAGE
                                                      YEARS ENDING

COMPANY NAME / INDEX                     OCT05   OCT06   OCT07    OCT08   OCT09
-------------------------------------------------------------------------------
BIO REFERENCE LABORATORIES, INC.         34.75   24.63   35.76   -23.35   31.48
S&P 500 INDEX                             8.72   16.34   14.56   -36.10    9.80
PEER GROUP                                4.80   21.42    5.37   -12.45   15.78

                                                      INDEXED RETURNS
                                   BASE                YEARS ENDING
                                  PERIOD
COMPANY NAME / INDEX               OCT04   OCT05   OCT06   OCT07   OCT08   OCT09
--------------------------------------------------------------------------------
BIO REFERENCE LABORATORIES, INC.    100   134.75  167.95  228.00  174.77  229.78
S&P 500 INDEX                       100   108.72  126.49  144.90   92.60  101.67
PEER GROUP                          100   104.80  127.25  134.08  117.39  135.92

      The Medical Laboratory peer group consists of the following companies:
Clarion Technologies, Inc., Enzo Biochem Inc., Genomic Health Inc., Genoptix Inc., Laboratory CP of Amer Holdgs, Medtox Scientific Inc., Neogenomics Inc., Orchid Cellmark Inc., and Quest Diagnostics Inc.

                                    AUDITORS

      The firm of MSPC, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the fiscal year ending October 31, 2010. MSPC and its predecessor firm have served as the Company's auditors since 1988. Representatives of such firm are not expected to be present at the July 22, 2010 Annual Meeting of Stockholders.

AUDIT FEES

      MSPC billed the Company approximately $254,500 for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended October 31, 2009 and the review of the financial statements included in its quarterly reports on

Form 10-Q for such fiscal year compared to approximately $235,100 in billings for such services for the fiscal year ended October 31, 2008. In addition, MSPC billed the Company approximately $15,000 in fiscal 2009 for its audit of the Company's 401(k) Plan for calendar year 2008 as compared to approximately $17,500 of such fees in fiscal 2008 with respect to calendar year 2007.

AUDIT-RELATED FEES

      MSPC billed the Company approximately $1,750 for due diligence services rendered in relation to certain acquisitions during fiscal 2009 and approximately $86,500 for Sarbanes-Oxley ("SOX") related audit fees.

TAX FEES

      MSPC billed the Company approximately $70,100 for tax services for fiscal 2009 and approximately $72,500 for tax services for fiscal 2008.

ALL OTHER FEES

      No other fees were billed to the Company by MSPC with respect to fiscal 2009 or fiscal 2008 other than for the services described above.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

      The Audit Committee pre-approved each material non-audit engagement for services performed by the Company's independent auditors in fiscal 2009. Prior to pre-approving any such non-audit engagement or service, it is the Committee's practice to first gather information regarding the requested engagement or service in order to enable the Committee to assess the impact of the engagement or service on the auditor's independence.

      The Audit Committee has considered whether the provision of tax return preparation and other professional services to the Company by MSPC is compatible with such firm maintaining its independence and has concluded that such firm is independent with respect to the Company in its role as the Company's principal accountant and auditor.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

      Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2011 Annual Meeting of Stockholders (expected to be held in July 2011), must submit such proposals so as to be received by the Company at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 on or before March 1, 2011.

                                  OTHER MATTERS

      Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

      According to Securities and Exchange Commission rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report, "Audit Committee Report" and "Stock Price Performance" will not be deemed to be "soliciting material" or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under said specified captions.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                   Marc D. Grodman, President

Elmwood Park, New Jersey
June 9, 2010

                                                                  0    [GRAPHIC]

                        BIO-REFERENCE LABORATORIES, INC.
          REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JULY 22, 2010
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, a Stockholder of BIO-REFERENCE LABORATORIES, INC. (the "Company") hereby appoints Marc D. Grodman and Sam Singer or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of BIO-REFERENCE LABORATORIES, INC. to be held at 9:00 A.M. (local time) on Thursday, July 22, 2010 at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One Internationl Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001 and at any and all adjournments thereof. The undersigned directs that this proxy be voted as follows:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[GRAPHIC]                                                        14475 [GRAPHIC]

                        ANNUAL MEETING OF STOCKHOLDERS OF

                        BIO-REFERENCE LABORATORIES, INC.

                                  JULY 22, 2010



               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
          The Notice of Meeting, Proxy Statement, Proxy Card, Form 10-K
                      are available at www.bioreference.com



                           Please sign, date and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



      [ARROW] Please detach along perforated line and mail in the envelope provided. [ARROW]

  [GRAPHIC] 20230000000000000000 0                             072210

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
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                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |x|
------------------------------------------------------------------------------------------------------------------------------------
  1. To elect two Class I directors, each to  serve for a term of |                                              FOR AGAINST ABSTAIN
     three years and until his successor is elected and qualified | 2. In their discretion, on all other matters [ ]   [ ]     [ ]
     (Proposal One).                                              |   as shall properly come before the meeting
                                                                  |
                             NOMINEES:                            | THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ALL OF THE
  [ ] FOR ALL NOMINEES       o Marc D. Grodman M.D.               | FOREGOING. UNLESS OTHERWISE SPECIFIED AS ABOVE, THIS PROXY WILL
                             o Howard Dubinett                    | BE VOTED "FOR" THE ELECTION OF  DIRECTORS  (PROPOSAL  ONE).  IN
                                                                  | ADDITION,  DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER
  [ ] WITHHOLD AUTHORITY                                          | MATTERS THAT MAY COME BEFORE THE MEETING  UNLESS SUCH AUTHORITY
      FOR ALL NOMINEES                                            | IS SPECIFICALLY  WITHHELD.  STOCKHOLDERS WHO ARE PRESENT AT THE
                                                                  | MEETING MAY WITHDRAW  THEIR PROXY AND VOTE IN PERSON IF THEY SO
  [ ] FOR ALL EXCEPT                                              | DESIRE.
      (See instructions below)                                    |
                                                                  | PLEASE MARK,  SIGN, AND RETURN YOUR PROXY PROMPTLY.  NO POSTAGE
                                                                  | IS REQUIRED IF RETURNED IN THE ENCLOSED  ENVELOPE AND MAILED IN
                                                                  | THE UNITED  STATES.  RECEIPT OF THE NOTICE OF ANNUAL MEETING OF
                                                                  | STOCKHOLDERS,  THE ACCOMPANYING PROXY STATEMENT OF THE BOARD OF
                                                                  | DIRECTORS  AND THE  COMPANY'S  ANNUAL REPORT FOR THE YEAR ENDED
                                                                  | OCTOBER 31, 2009 IS ACKNOWLEDGED.
                                                                  |
INSTRUCTIONS: To withhold  authority  to vote for any  individual |
              nominee(s),  mark "FOR ALL  EXCEPT" and fill in the |
              circle next to each  nominee you wish to  withhold, |
              as shown here: [GRAPHIC]                            |
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To change the address on your account, please check the box       |
at right and indicate your new address in the address space  [ ]  |
above. Please note that  changes to the  registered name(s)       |
on the account may not be submitted via this method.              |
------------------------------------------------------------------|
Signature of Stockholder [_________________] Date: [______________] Signature of Stockholder [____________________] Date: [________]

       NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,  administrator,  attorney,  trustee or guardian,  please give full title as such.  If the  signer is a  corporation,  please  sign full  corporate  name by duly  authorized officer,  giving  full title as such.  If signer is a  partnership,  please sign in  partnership  name by
[GRAPHIC]    authorized person.                                                                                          [GRAPHIC]
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